Exhibit 99.1

ACHRONIX AND ACE CONVERGENCE ACQUISITION CORP MUTUALLY AGREE

TO TERMINATE MERGER AGREEMENT

SANTA CLARA, Calif. – July 12, 2021 – Achronix Semiconductor Corporation, a leader in high-performance field-programmable gate arrays (FPGAs) and embedded FPGA (eFPGA) IP, and ACE Convergence Acquisition Corp. (“ACE”) (Nasdaq: ACEV), a special-purpose acquisition company focused on the Industrial and Information Technology sectors, today announced that both companies have mutually agreed to terminate their merger agreement (“Agreement”), effective immediately.

The proposed merger, announced in January 2021, was conditioned on the satisfaction of defined closing conditions, including obtaining necessary regulatory approvals within the timeframe contemplated by the Agreement. The parties believe that they will not be able to complete the transaction by the July 15, 2021 deadline or some reasonable time thereafter.

“Despite our best efforts to finalize this transaction, we ultimately concluded that going our separate ways was the best path forward for Achronix, ACE and all of our stakeholders. Achronix is in a strong financial and operational position, uniquely situated to provide flexible FPGA-based compute solutions for data-acceleration applications across a nearly $10 billion market opportunity by 2025,” said Robert Blake, President and CEO of Achronix. “As the only independent company to offer high-end FPGA and embedded FPGA IP solutions, Achronix is well positioned to execute on high-growth opportunities. Throughout 2021, Achronix has continued to build strong momentum, and it remains committed to pursuing additional options to become a public company.”

“While we are disappointed by this outcome, we are excited to be in the fast growing industrial and enterprise infrastructure IT sectors, and will be laser-focused on identifying an emerging leader that is well positioned to capture significant value as the market rapidly evolves,” said Behrooz Abdi, CEO and Chairman of ACE. “Looking ahead, we have full confidence that we will leverage our deep sector knowledge and industry connections to identify the next compelling and differentiated business combination opportunity and complete the transaction within the tenure of our acquisition platform.”

Neither party will be required to pay the other a termination fee as a result of the mutual decision to terminate the agreement.

About Achronix Semiconductor Corporation

Achronix Semiconductor Corporation is a fabless semiconductor corporation based in Santa Clara, California, offering high-end FPGA-based data acceleration solutions, designed to address high-performance, compute-intensive and real-time processing applications. Achronix is the only supplier to have both high-performance and high-density standalone FPGAs and licensed eFPGA IP solutions. Achronix Speedster®7t FPGAs and Speedcore™ eFPGA IP offerings are further enhanced by ready-to-use VectorPath™ accelerator cards targeting AI, machine learning, networking and data center applications. All Achronix products are fully supported by the Achronix Tool Suite which enables customers to quickly develop their own custom applications. Achronix has a global footprint, with sales and design teams across the U.S., Europe and Asia. For more information, please visit www.achronix.com.

About ACE Convergence Acquisition Corp.

ACE Convergence Acquisition Corp. is a $230 million special purpose acquisition company whose business mandate is to identify and acquire an emerging leader in the IT infrastructure software/systems and system-on-a-chip markets that is well-positioned to capitalize on the changing landscape of data acceleration being driven by developments in AI, Cloud, and 5G technologies. ACE is comprised of a team of sector specialists with a solid track record of scaling complex technology organizations and making transformative value-creation decisions. For more information, please visit http://acev.io/home/default.aspx.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including with respect to the proposed transaction between Achronix and ACE. These forward-looking statements generally are identified by the words “intend,” “expect,” “estimates,” “future,” “may,” “will,” “would,” “will be,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. All statements, other than statements of present or historical fact included in this press release, regarding the proposed merger and expectations for its completion and related statements are forward-looking statements. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the registration statement on Form S-4, as amended, originally filed by ACE with the SEC on February 10, 2021 and other documents filed or that may be filed by ACE from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that ACE does not presently know, or that ACE currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. ACE anticipates that subsequent events and developments will cause ACE’s assessments to change. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements as predictions of future events, and ACE assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Trademarks

Achronix and Speedster are registered trademarks, and Speedcore and Speedchip are trademarks of Achronix Semiconductor Corporation. All other brands, product names and marks are the property of their respective owners.

Contacts

For Achronix Semiconductor Corporation:

(408) 625-3120

Media@Achronix.com / IR@Achronix.com

For ACE Convergence Acquisition Corp.:

(302) 633-2102

info@acev.io